                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-62585 of The Pantry, Inc. on Form S-8 of our report dated November 17, 1999, appearing in this Annual Report on Form 10-K of The Pantry, Inc. for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
December 29, 1999